EX-23
                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 18, 2006 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2006 filed with the Securities and Exchange Commission.


Hauppauge, NY.
October 25, 2006